--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 30, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                   88-0228636

       (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.        Financial Statements and Exhibits
               (a)      Not applicable
               (b)      Not applicable
               (c)      Exhibits
                        99.1 Press Release issued July 31, 2003
                        99.2 Unaudited Supplemental Data


Item 12.       Disclosure of Results of Operations and Financial Condition


On July 31, 2003, Allied Waste Industries, Inc. issued a press release announcing its financial results for the three months ended June 30, 2003. The press release is attached herein as Exhibit 99.1. Additionally, we have provided unaudited supplemental data attached herein as Exhibit 99.2.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                    /s/ PETER S. HATHAWAY
         ------------------------------------------------------
                           Peter S. Hathaway
          Executive Vice President & Chief Financial Officer



Date:  July 31, 2003

                                                                  EXHIBIT 99.1

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                 ALLIED WASTE REPORTS RESULTS FOR SECOND QUARTER

             -- Repays $517 million of Debt in the Second Quarter --

Scottsdale, AZ - July 31, 2003 - Allied Waste Industries, Inc. (NYSE: AW) today reported financial results for the second quarter ended June 30, 2003. Allied Waste highlighted the following second quarter information from its reported financial results:

o Revenues were $1.394 billion;

o Operating income was $281 million;

o Operating income before depreciation and amortization* was $422 million;

o Cash flow from operations was $220 million and free cash flow* was $85 million; and

o Debt was reduced by $517 million in the second quarter to $8.207 billion through the application of proceeds from capital markets transactions and free cash flow.

Revenues for the second quarter 2003 increased to $1.394 billion from $1.374 billion in the second quarter 2002. Volumes increased by $34 million or 2.6%, and commodity sales increased by $8 million. These gains were partially offset by a decrease in revenue from net divestitures of $11 million; a decrease in average per unit price of $6 million, or (0.5%); and a decrease in other non-core revenue of $5 million.

Operating income for the second quarter 2003 was $281 million, compared to $319 million for the second quarter 2002. Net income from continuing operations was $0.00 per share in the second quarter of 2003 (which includes the ($0.13) per share dilutive impact for the write-off of deferred debt issue costs and the de-designated interest rate swap contracts) compared to $0.17 per share in the second quarter of 2002 (which includes the ($0.07) per share dilutive impact for the de-designated interest rate swap contracts). For the second quarter ended June 30, 2003, operating income before depreciation and amortization* was $422 million, compared to $443 million in the second quarter of 2002.

Cash flow from operations in the second quarter 2003 was $220 million, compared to $133 million in the second quarter 2002. During the second quarter 2003, free cash flow* was $85 million and debt was reduced by $517 million to $8.207 billion at June 30, 2003 through the application of free cash flow* and the proceeds from the Company's issuance of common equity and mandatory convertible preferred equity in April. Free cash flow* is defined as operating income before depreciation and amortization* plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.

For the six months ended June 30, 2003, operating income before depreciation and amortization* was $799 million on revenues of $2.678 billion compared to operating income before depreciation and amortization* of $843 million on revenues of $2.664 billion for the six months ended June 30, 2002. For the six months ended June 30, 2003, operating income was $528 million compared to $601 million for the six months ended June 30, 2002. For the six months ended June 30, 2003, free cash flow* was $163 million and cash flow from operations was $381 million compared to free cash flow* of $76 million and cash flow from operations of $455 million for the six months ended June 30, 2002.

"We are pleased with our revenues, both in terms of increased volumes and an improved trend in pricing," said Tom Van Weelden, Chairman and CEO of Allied Waste. "We remain confident in our ability to achieve our 2003 goals of generating approximately $330 million of free cash flow* and reducing debt by more than $1 billion from the recently completed financing transactions, the application of free cash flow and the proceeds from divestitures."

Mr. Van Weelden continued, "However, we continue to experience margin compression due to cost increases which have outpaced pricing. In light of the results we are reporting for the first half of the year, we have some catching up to do in the second half, but as I just mentioned, we are beginning to see some encouraging signs and trends in the business. Even if we are slightly off our goal of $1.7 billion of operating income before depreciation and amortization*, we have enough flexibility to achieve our cash flow and debt reduction goals. We continue to focus on disciplined debt reduction through consistent cash flow and recognize the value creation to our constituents through this process."

Allied Waste will host a conference call related to the second quarter earnings on Thursday, July 31st at 5:00 p.m. EDT. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2003, the Company operated 333 collection companies, 171 transfer stations, 171 active landfills and 64 recycling facilities in 39 states.

*Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. Pursuant to recent SEC guidance on the application of Regulation G and other rules effecting the use and disclosure of non-GAAP financial measures, going forward, Allied no longer will use the acronym "EBITDA" or "earnings before interest, taxes, depreciation and amortization" and instead will now use the phrase "operating income before depreciation and amortization." This is a change in name only and not a change in the way the Company calculates current or prior results for this financial measure.

We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior years.
Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas. Following is a reconciliation of operating income before depreciation and amortization to operating income:



                                    For the Three Months Ended June 30,        For the Six Months Ended June 30,
                                  ----------------------------------------  ------------------------------------
                                         2003                 2002                 2003                   2002
                                  -------------------  -------------------  -------------------  ---------------

Operating income before
  depreciation and amortization.. $     421,558        $      443,186       $     799,013        $      842,916

Less:  Depreciation and
  amortization...................       140,940               123,996             270,785               241,979
                                  -------------------  -------------------  -------------------  ---------------
Operating income................. $     280,618        $      319,190       $     528,228        $      600,937
                                  ===================  ===================  ===================  ===============

Management believes that the presentation of free cash flow is useful to investors regarding the Company's ability to meet debt service requirements and to better assess and understand recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations. Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:



                                                                       For the Three Months    For the Six Months
                                                                        Ended June 30, 2003   Ended June 30, 2003
                                                                       ---------------------  -------------------
Free cash flow......................................................    $    85,017            $    162,880
Add:  Capital expenditures..........................................        135,487                 215,614
      Capitalized interest..........................................          3,801                   7,243
      Change in disbursement account................................         (3,563)                 (4,729)
      Other ........................................................           (520)                   (220)
                                                                       ---------------------   ------------------
Cash provided by operating activities from continuing operations....    $   220,222            $    380,788
                                                                       =====================   ==================


Allied does not intend for these non-GAAP financial measures to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding our ability to achieve our 2003 Outlook goals, including our cash flow and debt reduction goals and our expectation to focus on debt reduction through consistent cash flows.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce its debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities;
(14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                           For the Three                     For the Three
                                           Months Ended          % of        Months Ended        % of
                                           June 30, 2003       Revenues      June 30, 2002(B)    Revenues
                                        ------------------ ------------   -------------------  -----------
Revenue.............................    $      1,394,437      100.0%      $      1,374,071        100.0%
Cost of operations..................             852,194       61.1%               813,474         59.2%
Selling, general and administrative
  expenses..........................             120,685        8.7%               117,411          8.5%
Depreciation and amortization.......             140,940       10.1%               123,996          9.0%
                                        ------------------                -------------------

   Operating income.................             280,618       20.1%               319,190         23.3%
Interest expense (A)................             235,891       16.9%               228,849         16.7%
                                        ------------------                -------------------

  Income before income taxes........              44,727        3.2%                90,341          6.6%
Income tax expense..................              19,442        1.4%                37,712          2.7%
Minority interest...................                 423        0.0%                   493          0.0%
                                        ------------------                -------------------
  Net income before discontinued
    operations......................              24,862        1.8%                52,136          3.9%
Discontinued operations, net of tax
(B) ................................              (5,982)     (0.4)%                (1,071)        (0.1)%
                                        ------------------                -------------------

  Net income........................              30,844        2.2%                53,207          4.0%
Dividends on Series A Preferred Stock             20,534        1.5%                19,252          1.4%
Dividends on Series C Preferred Stock              4,849        0.3%                    --           --%
                                        ------------------                -------------------
  Net income available to common
    shareholders...................     $          5,461        0.4%      $         33,955          2.6%
                                        ==================                ===================
Weighted average common and
  common equivalent shares..........             204,615                           193,914
                                        ==================                ===================
Income per common share before
 discontinued operations............    $           0.00                  $           0.17
                                        ==================                ===================

Income per common share.............    $           0.03                  $           0.18
                                        ==================                ===================
------------------------------------------------------------------------------------------------------------
Operating income before depreciation
   and amortization (C).............    $        421,558       30.2%      $        443,186         32.3%
------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes a $5.8 million net gain ($3.5 million, net of tax, or $0.02 per share) and a $24.3 million loss ($14.6 million, net of tax, or $0.07 per share), respectively, comprised of a net mark to market gain or loss and amortization of accumulated other comprehensive income related to de-designated interest rate swap contracts. In addition, 2003 interest expense includes $52.1 million ($31.3 million, net of tax, or $0.15 per share) for the write-off of deferred financing costs associated with the refinancing of the 1999 Credit Facility.

(B) Discontinued operations includes the sale of certain operations in South Carolina, Georgia and Colorado during the second quarter of 2003 as well as operations in New Jersey that are held for sale at June 30, 2003. The prior period results of operations have been reclassified to include these operations as discontinued operations. Included in the discontinued operations is a $4.6 million gain after tax benefit for the write-down of assets to fair value and $1.4 million of after tax net income.

(C) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                               For the Six                       For the Six
                                              Months Ended         % of          Months Ended           % of
                                              June 30, 2003      Revenues     June 30, 2002 (B)       Revenues
                                            ------------------  ------------  ------------------   -----------
Revenue..............................       $    2,678,064       100.0%       $   2,664,232            100.0%
Cost of operations...................            1,638,271        61.2%           1,583,720             59.4%
Selling, general and administrative
  expenses...........................              240,780         9.0%             237,596              8.9%
Depreciation and amortization........              270,785        10.1%             241,979              9.1%
                                            ------------------                ------------------

  Operating income...................              528,228        19.7%             600,937             22.6%
Interest expense (A).................              428,254        16.0%             425,080             16.0%
                                            ------------------                ------------------

  Income before income taxes.........               99,974         3.7%             175,857              6.6%
Income tax expense...................               42,489         1.6%              72,538              2.7%
Minority interest....................                  890         0.0%               1,115              0.0%
                                            -----------------                 ------------------
  Net income before discontinued
   operations and cumulative effect
    of accounting change.............               56,595         2.1%             102,204              3.9%
Discontinued operations, net of tax (B)             (7,178)      (0.3)%              (2,121)           (0.1)%
Cumulative effect of accounting
  change, net of tax(C)..............              (29,226)      (1.1)%                  --               --%
                                           ------------------                 ------------------

  Net income.........................               92,999         3.5%             104,325              4.0%
Dividends on Series A Preferred Stock               40,522         1.5%              37,992              1.4%
Dividends on Series C Preferred Stock                4,849         0.2%                  --               --%
                                           ------------------                 ------------------

  Net income available to common
    shareholders.....................      $        47,628         1.8%       $      66,333              2.6%
                                           ==================                 ==================
Weighted average common and
  common equivalent shares...........              199,073                          193,846
                                           ==================                 ==================
Income per common share before
  discontinued operations and
  cumulativ eeffect of accounting
  change ............................      $          0.06                    $        0.33
                                           ==================                 ==================

Income per common share..............      $          0.24                    $        0.34
                                           ==================                 ==================
---------------------------------------------------------------------------------------------------------------
Operating income before depreciation
  and amortization (D)..............       $       799,013        29.8%       $     842,916             31.6%
---------------------------------------------------------------------------------------------------------------

(A) Interest expense for 2003 and 2002 includes a $8.8 million net gain ($5.3 million, net of tax, or $0.03 per share) and a $16.4 million net loss ($9.8 million, net of tax, or $0.05 per share), respectively, comprised of a net mark to market gain and amortization of accumulated other comprehensive income related to de-designated interest rate swap contracts. In addition, 2003 interest expense includes $53.8 million ($32.3 million, net of tax, or $0.15 per share) for the write-off of deferred financing costs associated with repayment of debt obligations prior to maturity and the refinancing of the 1999 Credit Facility.

(B) Discontinued operations includes the sale of certain operations in South Carolina, Georgia and Colorado during the second quarter of 2003 as well as operations of New Jersey that are held for sale at June 30, 2003. The prior period results of operations have been reclassified to include these operations as discontinued operations. Included in the discontinued operations is a $4.6 million gain after tax benefit for the write-down of assets to fair value and $2.6 million of after tax net income.

(C) Upon adoption of SFAS 143, "Accounting for Asset Retirement Obligations", a cumulative effect of change in accounting principle was recorded.

(D) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

                                                                  EXHIBIT 99.2

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                   (amounts in thousands, except percentages)
                                   (unaudited)

                                                            For the Three Months Ended June 30,
                                                        ---------------------------------------------
                                                                2003                    2002
                                                        ---------------------   ---------------------

 Revenue --
  Gross revenue...................................           $      1,723,977        $      1,680,624
  Less intercompany revenue.......................                   (329,540)               (306,553)
                                                          ---------------------   --------------------
    Revenue.......................................          $       1,394,437       $       1,374,071
                                                          =====================   ====================

Revenue Mix (based on gross revenue) --
  Collection......................................                    60.2%                     61.8%
  Disposal........................................                    33.5%                     31.9%
  Recycling.......................................                     3.9%                      3.8%
  Other...........................................                     2.4%                      2.5%
                                                          ---------------------   --------------------
    Total.........................................                   100.0%                    100.0%
                                                          =====================   ====================
Internalization Based on Disposal Volumes.........                      68%                       67%
                                                          =====================   ====================
Landfill Volumes in Tons..........................                   20,263                    18,496
                                                          =====================   ====================

Year over Year Internal Growth (excluding commodity)(a):
Average per unit price change.........................                (0.5)%                    (2.3)%
Volume change.........................................                  2.6%                      0.4%
                                                          ---------------------   --------------------
    Total.............................................                  2.1%                    (1.9)%
                                                          =====================   ====================

Average price increases to customers(a)(b)...........                   1.7%                      2.1%
                                                          =====================   ====================
Year over Year Internal Growth (including commodity)(a)                 2.3%                    (1.8)%
                                                          =====================   ====================
Interest Expense --
  Interest expense, gross.............................     $         173,785       $          186,995
  Cash settlement of de-designated interest rate swap
    contracts.........................................                12,551                   14,620
                                                          ---------------------   --------------------
                                                                     186,336                  201,615
  Interest income.....................................                  (743)                 (1,335)
  Interest capitalized for development projects.......                (3,801)                 (5,740)
  Accretion of debt and amortization of debt issuance
    costs.............................................                 8,433                   11,138
                                                          ---------------------   --------------------
      Interest expense excluding the non-cash effects of
        de-designated interest rate swap contracts and
        write-off of debt issuance costs...............              190,225                  205,678
                                                          ---------------------   --------------------                             -
  Non-cash (gain) loss on de-designated interest
    rate swap contracts................................              (11,218)                  15,477

  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                 5,433                    8,850
   Write-off of deferred debt issuance costs..........                52,141                       --
                                                          ---------------------   --------------------
      Total interest expense..........................               236,581                  230,005
      Interest expense allocated to discontinued
        operations......................................                 690                    1,156
                                                          ---------------------   --------------------
      Interest expense from continuing operations.....     $         235,891       $          228,849
                                                          =====================   ====================

(a) Excludes the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(b) We have provided "Average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. We believe "Internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company.

                                        1


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                   (amounts in thousands, except percentages)
                                   (unaudited)

                                                                   For the Six Months Ended June 30,
                                                              ---------------------------------------------
                                                                      2003                    2002
                                                              ---------------------   ---------------------
 Revenue --
  Gross revenue.......................................        $       3,298,437       $       3,242,873
  Less intercompany revenue...........................                 (620,373)               (578,641)
                                                              ---------------------   ---------------------
    Revenue...........................................        $       2,678,064       $       2,664,232
                                                              =====================   =====================

Revenue Mix (based on gross revenue) --
  Collection..........................................                    61.4%                    62.9%
  Disposal............................................                    32.5%                    31.1%
  Recycling...........................................                     3.7%                     3.4%
  Other...............................................                     2.4%                     2.6%
                                                              ---------------------   ---------------------
    Total.............................................                   100.0%                   100.0%
                                                              =====================   =====================

Internalization Based on Disposal Volumes.............                      69%                      67%
                                                              =====================   =====================

Landfill Volumes in Tons..............................                   37,200                   34,820
                                                              =====================   =====================

Year over Year Internal Growth (excluding commodity) (a):
Average per unit price change.........................                   (0.8)%                   (1.5)%
Volume change.........................................                     1.9%                   (0.4)%
                                                              ---------------------   ---------------------
    Total.............................................                     1.1%                   (1.9)%
                                                              =====================   =====================

Average price increases to customers(a) (b)...........                     1.4%                     1.4%
                                                              =====================   =====================
Year over Year Internal Growth (including commodity) (a)                   2.2%                   (2.4)%
                                                              =====================   =====================

Interest Expense --
  Interest expense, gross.............................        $         349,512       $         374,420
  Cash settlement of de-designated interest rate swap
    contracts.........................................                   25,993                  29,029
                                                              ---------------------   ---------------------
                                                                        375,505                 403,449
  Interest income.....................................                   (1,535)                 (2,459)
  Interest capitalized for development projects.......                   (7,243)                (12,349)
  Accretion of debt and amortization of debt issuance
    costs.............................................                   17,964                  22,139
                                                              ---------------------   ---------------------
      Interest expense excluding the non-cash effects of
       de-designated interest rate swap contracts and
       write-off of debt issuance costs...............                  384,691                 410,780
                                                              ---------------------   ---------------------
  Non-cash gain on de-designated interest rate swap
    contracts.........................................                  (21,101)                 (1,253)
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                   12,296                  17,700
  Write-off of deferred debt issuance costs...........                   53,833                      --
                                                              ---------------------   ---------------------
      Total interest expense..........................                  429,719                 427,227
      Interest expense allocated to discontinued
       operations.....................................                    1,465                   2,147
                                                              ---------------------   ---------------------
      Interest expense from continuing operations.....        $         428,254       $         425,080
                                                              =====================   =====================

(a) Excludes the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(b) We have provided "Average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. We believe "Internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company.


                         ALLIED WASTE INDUSTRIES, INC.
                              SUMMARY DATA SHEET
                            (amounts in thousands)
                                  (unaudited)


                                                          For the Three       For the Six
                                                          Months Ended        Months Ended
                                                          June 30, 2003       June 30, 2003
                                                        ------------------    --------------

Acquisitions --
  Estimated annualized revenue acquired.............  $          11,501     $      23,193
  Estimated annualized revenue acquired
    (after intercompany eliminations)...............             11,501            22,016

Divestitures (A) --
  Estimated annualized revenue divested.............  $         (36,344)    $     (46,709)
  Estimated annualized revenue divested
    (after intercompany eliminations)...............            (36,342)          (46,707)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases.............................  $          83,034     $     131,309
  Cell development..................................             52,453            84,305
                                                      -------------------   ----------------
     Total..........................................  $         135,487     $     215,614
                                                      -------------------   ----------------



(A) Amount does not include annualized revenues of $83.3 million (or $74.4 million after intercompany eliminations) related to assets held for sale at June 30, 2003.



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                               BALANCE SHEET DATA
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                      June 30, 2003           December 31, 2002
                                                                                  ---------------------     --------------------

ASSETS
  Current assets --
  Cash and cash equivalents.....................................................  $          65,751           $       179,767
  Accounts receivable, net of allowance of $21,367 and $23,004..................            707,995                   675,842
  Prepaid and other current assets..............................................            118,908                   112,057
  Deferred income taxes, net....................................................             99,299                   104,421
                                                                                  ---------------------     --------------------
    Total current assets........................................................            991,953                 1,072,087
  Property and equipment, net...................................................          4,003,113                 4,052,705
  Goodwill, net.................................................................          8,493,211                 8,530,463
  Other assets, net.............................................................            247,483                   273,667
                                                                                  ---------------------     --------------------
    Total assets................................................................  $      13,735,760           $    13,928,922
                                                                                  =====================     ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.............................................  $         245,296           $       163,526
  Accounts payable..............................................................            436,797                   426,512
  Current portion of accrued capping, closure, post-closure and environmental
    costs.......................................................................             96,022                    95,249
  Accrued interest..............................................................            187,335                   182,039
  Other accrued liabilities.....................................................            370,849                   357,137
  Unearned revenue..............................................................            235,140                   225,330
                                                                                  ---------------------     --------------------
    Total current liabilities...................................................          1,571,439                 1,449,793
  Long-term debt, less current portion..........................................          7,961,533                 8,718,642
  Deferred income taxes.........................................................            530,214                   509,910
  Accrued capping, closure, post-closure and environmental costs,
   less current portion.........................................................            773,667                   864,674
  Other long-term obligations...................................................            428,513                   449,901
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued
    and outstanding, liquidation preference of $1,287 and $1,247 per share......          1,287,419                 1,246,904
  Stockholders' equity --
  Series C senior mandatory convertible preferred stock, $.10 par value, 6,900 shares authorized, issued and outstanding, liquidation preference of
    $50.00 per share, net of $12 million of issuance costs......................            333,080                        --
  Common stock..................................................................              2,085                     1,962
  Additional paid-in capital....................................................          1,042,299                   989,647
  Other comprehensive loss......................................................           (116,183)                 (131,206)
  Retained deficit..............................................................            (78,306)                 (171,305)
                                                                                  ---------------------     --------------------
    Total stockholders' equity..................................................          1,182,975                   689,098
                                                                                  ---------------------     --------------------
    Total liabilities and stockholders' equity..................................  $      13,735,760         $      13,928,922
                                                                                  =====================     ====================

Days sales outstanding..........................................................           43 days                   45 days
                                                                                  =====================     ====================




                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF CASH FLOWS DATA
                             (amounts in thousands)
                                   (unaudited)

                                                                                  Three Months Ended
                                                                                    June 30, 2003
                                                                                 ---------------------

Operating activities --
   Net income................................................................... $          30,844
   Discontinued operations, net of tax..........................................            (5,982)
   Adjustments to reconcile net income to cash provided by operating activities from continuing operations --
   Provisions for:
     Depreciation and amortization..............................................           140,940
     Doubtful accounts..........................................................             3,987
     Accretion of debt and amortization of debt issuance costs..................             8,433
     Deferred income taxes......................................................            13,626
     Gain on sale of fixed assets...............................................              (149)
     Non-cash gain on de-designated interest rate swap contracts................           (11,218)
     Amortization of accumulated other comprehensive income for de-designated
        interest rate swap contracts............................................             5,433
     Write-off of deferred debt issuance costs..................................            51,985
     Non-cash reduction in acquisition accruals.................................            (1,690)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other...............           (53,841)
     Accounts payable, accrued liabilities, unearned income and other...........            40,944
   Capping, closure and post-closure accretion..................................            11,100
   Capping, closure and post-closure expenditures...............................            (9,474)
   Environmental expenditures...................................................            (4,716)
                                                                                 ---------------------
 Cash provided by operating activities from continuing operations...............           220,222
                                                                                 ---------------------
 Investing activities --
     Proceeds from divestitures, net of cost of acquisitions....................            28,646
     Proceeds from sale of fixed assets.........................................             8,705
     Capital expenditures, excluding acquisitions...............................          (135,487)
     Capitalized interest.......................................................            (3,801)
     Change in deferred acquisition costs, notes receivable, and other..........            (4,163)
                                                                                 ---------------------
 Cash used for investing activities from continuing operations..................          (106,100)
                                                                                 ---------------------

 Financing activities --
     Net proceeds from exercise of stock options and sale of common stock.......            95,354
     Net proceeds from sale of Series C Preferred Stock.........................           333,080
     Change in disbursement account.............................................             3,563
     Proceeds from long-term debt, net of issuance costs........................         1,932,967
     Payments of long-term debt.................................................        (2,493,628)
                                                                                 ---------------------
 Cash used for financing activities from continuing operations..................          (128,664)
                                                                                 ---------------------
 Cash used for discontinued operations..........................................            (4,319)
                                                                                 ---------------------

 Decrease in cash and cash equivalents..........................................           (18,861)
 Cash and cash equivalents, beginning of period.................................            84,612
                                                                                 ---------------------
 Cash and cash equivalents, end of period....................................... $          65,751
                                                                                 =====================



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             (amounts in thousands)
                                   (unaudited)
                                                                            For the Three      For the Six
                                                                            Months Ended       Months Ended
                                                                            June 30, 2003      June 30, 2003
                                                                           ---------------     --------------

Free Cash Flow *:
        Operating income before depreciation and amortization *..........   $     421,558     $     799,013
          Other non-cash items:
          Capping, closure and post-closure accretion....................          11,100            22,166
          Doubtful accounts..............................................           3,987             9,196
          Gain on sale of fixed assets...................................            (149)             (390)
          Reduction in acquisition accruals..............................          (1,690)           (8,490)

Less:    Cash interest...................................................        (208,673)         (368,701)
         Cash taxes......................................................         (12,456)          (13,629)
         Capping, closure, post-closure and environmental expenditures...         (14,190)          (25,538)
         Capital expenditures, excluding acquisitions....................        (135,487)         (215,614)
         Changes in working capital......................................          (9,334)          (30,484)
         Remove change in accrued interest and accrued taxes from
            working capital..............................................          30,351            (4,649)
                                                                            ----------------   --------------
         Free cash flow .................................................          85,017           162,880

               Market development and other investing activities, net....          33,188            17,803
               Cash flow from discontinued operations....................          (3,629)              210
               Proceeds from issuance of equity, net of issuance costs...         427,524           427,524
               Debt issuance costs.......................................         (41,327)          (42,978)
               Decrease in cash..........................................          18,861           114,016
               Accretion and other.......................................          (2,165)           (4,116)
                                                                            ----------------  ---------------
               Decrease in debt..........................................   $     517,469     $     675,339
                                                                            ================  ===============

               Debt balance at beginning of period.......................   $    8,724,298    $   8,882,168
               Decrease in debt..........................................          517,469          675,339
                                                                            ----------------  ---------------
               Debt balance at end of period.............................   $    8,206,829    $   8,206,829
                                                                            ================  ===============




* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.



                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of June 30, 2003 (amounts in millions).

                Debt                   2003        2004       2005        2006        2007       2008      Thereafter     Total
 -------------------------------     --------   ---------  ---------    ----------  ---------  ---------  -----------   ---------
Revolving Credit Facility(A): .....  $   --     $   --     $    --      $     --      $   --    $  59.3    $       --    $    59.3
Tranche B term loan due 2010.......    15.0       15.0        15.0          15.0        15.0       15.0       1,110.0      1,200.0
Receivables secured loan...........      --         --          --            --          --      148.2            --        148.2
7.375% Senior notes................      --      225.0          --            --          --         --            --        225.0
7.875% BFI Senior notes............      --         --        69.5            --          --         --            --         69.5
7.625% Senior notes................      --         --          --         600.0          --         --            --        600.0
8.875% Senior notes................      --         --          --            --          --      600.0            --        600.0
8.50% Senior notes.................      --         --          --            --          --      750.0            --        750.0
6.375% BFI Senior notes ...........      --         --          --            --          --      161.2            --        161.2
7.875% Senior notes due 2009.......      --         --          --            --          --         --         875.0        875.0
7.875% Senior notes due 2013.......      --         --          --            --          --         --         450.0        450.0
10.00% Senior sub notes
  due 2009.........................      --         --          --            --          --         --       2,000.0      2,000.0
9.25% Senior notes due 2012........      --         --          --            --          --         --         375.0        375.0
9.25% BFI debentures due 2021......      --         --          --            --          --         --          99.5         99.5
7.40% BFI debentures due 2035......      --         --          --            --          --         --         360.0        360.0
Other debt.........................     2.6        5.0        15.1           5.1         0.8        0.3         295.8        324.7
                                     ---------  ---------  ----------  ----------- ----------- ----------  -----------   ---------
Total principal due................  $ 17.6     $245.0     $  99.6      $  620.1      $ 15.8    $1,734.0   $  5,565.3    $ 8,297.4
Discount, net......................      --         --        (1.0)           --         --        (14.4)       (75.2)       (90.6)
                                     ---------  ---------  ----------  ----------- ----------- ---------- ------------   ----------
Total debt balance ................. $ 17.6     $245.0     $  98.6      $  620.1      $ 15.8    $1,719.6   $  5,490.1    $ 8,206.8
                                     =========  =========  ==========  =========== =========== ========== ============   ==========


(A) At June 30, 2003, we had a revolver capacity commitment of $1.5 million with a balance of $59.3 million outstanding and $626.4 million of letters of credit outstanding under the 2003 Credit Facility.


                                                              Actual at
                                                            June 30, 2003
                                                        -----------------------
                                                           (in thousands,
                                                          except percentage)
Capital Structure:
  Long-term debt (including current portion)........    $         8,206,829
  Equity (including Series A Preferred Stock).......              2,470,394
                                                        -----------------------
  Debt to total capitalization......................                 76.9%
                                                        -----------------------